Exhibit 10.6

FIRST AMENDMENT

to

Third Amended and Restated Lease Agreement (Stanton/Brady/Celeste Assets)

November 9, 2017

This First Amendment (this “First Amendment”) to the Third Amended and Restated Lease Agreement (Stanton/Brady/Celeste Assets) between Sharyland Distribution & Transmission Services, L.L.C. (“Lessor”) and Sharyland Utilities, L.P. (“Lessee”) is effective as of November 9, 2017. Capitalized terms used herein that are not otherwise defined will have the meanings assigned to such terms in the S/B/C Lease (as defined below).

WHEREAS, Lessor and Lessee are Parties to a Third Amended and Restated Lease Agreement (Stanton/Brady/Celeste Assets) dated as of December 31, 2015 (as amended from time to time in accordance with its terms, the “S/B/C Lease”);

WHEREAS, on or around the date hereof, pursuant to an Agreement and Plan of Merger among Lessor, Lessee, Oncor Electric Delivery Company LLC (“Oncor”) and certain other parties thereto, Lessor is disposing of certain transmission and distribution assets that are subject to the S/B/C Lease and the McAllen Lease and, in exchange therefor, is acquiring certain transmission assets and cash from Oncor; and

WHEREAS, in connection therewith, the Parties now desire to amend the S/B/C Lease as set forth herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1. Amendment of S/B/C Lease.

a.	Section 4.13 of the S/B/C Lease is hereby amended and restated in its entirety as follows:

4.13 Financing.

(a) Lessee acknowledges that Lessor has advised Lessee that Lessor has obtained financing secured by, among other things, the Stanton/Brady/Celeste Assets and this Agreement. In connection with such financing, Lessor made certain representations, warranties and covenants set forth in that certain (i) Amended and Restated Note Purchase Agreement entered into by Lessor and dated as of September 14, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “2009 Note Purchase Agreement”), a copy of which has been provided to and reviewed by Lessee; (ii) Amended and Restated Note Purchase Agreement entered into by Lessor and dated as of July 13, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “2010 Note Purchase Agreement”), a copy of which has been provided to and reviewed by Lessee; (iii) Note Purchase Agreement entered into by Lessor and dated as of December 3, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “2015 Note Purchase Agreement”), a copy of which has been provided to and reviewed by Lessee; (iv) Third Amended and Restated Credit Agreement entered into by Lessor and dated as of December 10, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “2014 Credit Agreement”), a copy of which has been provided to and

STANTON / BRADY / CELESTE LEASE

reviewed by Lessee; (v) Amended and Restated Credit Agreement entered into by Lessor and dated as of December 3, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “2015 Credit Agreement”), a copy of which has been provided to and reviewed by Lessee; and (vi) Term Loan Credit Agreement entered into by Lessor and dated as of June 5, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), a copy of which has been provided to and reviewed by Lessee.

(b) Lessee agrees with Lessor that, to the extent not otherwise covered by the terms of this Agreement, Lessee hereby makes on a continuous and ongoing basis the same representations and warranties to Lessor as Lessor makes to the Lender (as defined in the 2014 Credit Agreement) in Sections 6.3 (Disclosure), 6.5 (Financial Condition; Financial Instruments), 6.6 (Compliance with Laws, Other Instruments, Etc.), 6.7 (Governmental Authorizations, Etc.), 6.8 (Litigation; Observance of Agreements, Statutes and Orders), 6.9 (Taxes), 6.10 (Title to Property; Leases), 6.11 (Insurance), 6.12 (Licenses, Permits, Etc.; Material Project Documentation), 6.16 (Foreign Assets and Control Regulations, Etc.), 6.17 (Status under Certain Statutes), 6.18 (Environmental Matters), 6.19 (Force Majeure Events; Employees) and 6.20 (Collateral) of the 2014 Credit Agreement (or equivalent provisions), to the extent that such representations and warranties relate to (i) Lessee, whether in its capacity as Lessee or otherwise, including Lessee’s status or operations as a public utility, or (ii) Lessee’s ownership of the Stanton/Brady/Celeste Assets on or before the date hereof.

(c) Lessee agrees with Lessor that, to the extent not otherwise covered by the terms of this Agreement, Lessee hereby makes on a continuous and ongoing basis the same representations and warranties to Lessor as Lessor makes to the Lender (as defined in the Term Loan Agreement) in Sections 6.3 (Disclosure), 6.5 (Financial Condition; Financial Instruments), 6.6 (Compliance with Laws, Other Instruments, Etc.), 6.7 (Governmental Authorizations, Etc.), 6.8 (Litigation; Observance of Agreements, Statutes and Orders), 6.9 (Taxes), 6.10 (Title to Property; Leases), 6.11 (Insurance), 6.12 (Licenses, Permits, Etc.; Material Project Documentation), 6.16 (Foreign Assets and Control Regulations, Etc.), 6.17 (Status under Certain Statutes), 6.18 (Environmental Matters), 6.19 (Force Majeure Events; Employees) and 6.20 (Collateral) of the Term Loan Agreement (or equivalent provisions), to the extent that such representations and warranties relate to (i) Lessee, whether in its capacity as Lessee or otherwise, including Lessee’s status or operations as a public utility, or (ii) Lessee’s ownership of the Stanton/Brady/Celeste Assets on or before the date hereof.

(d) Lessee covenants and agrees with Lessor that:

(i) during the term of the 2009 Note Purchase Agreement, Lessee will comply with the covenants set forth in Sections 9.08 (Material Project Documents), 10.04 (Terrorism Sanctions Regulations), 10.10 (Sale of Assets, Etc.), 10.11 (Sale or Discount of Receivables), 10.12 (Amendments to Organizational Documents), 10.16 (Project Documents) and 10.17 (Regulation) of the 2009 Note Purchase Agreement;

(ii) during the term of the 2010 Note Purchase Agreement, Lessee will comply with the covenants set forth in Sections 9.8 (Material Project Documents), 10.4 (Terrorism Sanctions Regulations), 10.10 (Sale of Assets, Etc.), 10.11 (Sale or Discount of Receivables), 10.12 (Amendments to Organizational Documents), 10.16 (Project Documents) and 10.17 (Regulation) of the 2010 Note Purchase Agreement;

(iii) during the term of the 2015 Note Purchase Agreement, Lessee will comply with the covenants set forth in Sections 9.8 (Material Project Documents), 10.4 (Terrorism Sanctions Regulations), 10.6 (Sale of Assets, Etc.), 10.9 (Regulation), 10.10 (Amendments to Organizational Documents) and 10.11 (Project Documents) of the 2015 Note Purchase Agreement;

STANTON / BRADY / CELESTE LEASE

(iv) during the term of the 2014 Credit Agreement, Lessee will comply with the covenants set forth in Sections 7.10 (Material Project Documents), 8.4 (Terrorism Sanctions Regulations), 8.10 (Sale of Assets, Etc.), 8.11 (Sale or Discount of Receivables), 8.12 (Amendments to Organizational Documents), 8.16 (Material Projects Documents) and 8.17 (Regulation) of the 2014 Credit Agreement (or equivalent provisions);

(v) during the term of the 2015 Credit Agreement, Lessee will comply with the covenants set forth in Sections 6.10 (Material Project Documents), 7.4 (Terrorism Sanctions Regulations), 7.10 (Sale of Assets, Etc.), 7.11 (Sale or Discount of Receivables), 7.12 (Amendments to Organizational Documents), 7.16 (Project Documents) and 7.17 (Regulation) of the 2015 Credit Agreement (or equivalent provisions); and

(vi) during the term of the Term Loan Agreement, Lessee will comply with the covenants set forth in Sections 7.10 (Material Project Documents), 8.4 (Terrorism Sanctions Regulations), 8.10 (Sale of Assets, Etc.), 8.11 (Sale or Discount of Receivables), 8.12 (Amendments to Organizational Documents), 8.16 (Material Projects Documents) and 8.17 (Regulation) of the Term Loan Agreement (or equivalent provisions);

in each case to the extent that such covenants relate to (x) Lessee, whether in its capacity as Lessee or otherwise, including Lessee’s status or operations as a public utility, or (y) Lessee’s ownership of the Stanton/Brady/Celeste Assets on or before the date hereof.

(e) Lessee may not lease, or agree or otherwise commit to lease, any transmission or distribution facilities other than pursuant to a Lease. Further, Lessee shall not permit Persons other than Hunt Family Members to acquire any interest in Lessee, directly or indirectly, in a manner that would result in a Change of Control of Lessee.

(f) The Parties agree to amend, alter or supplement this Section 4.13, Section 6.2 or Exhibit C hereto from time to time, including through the delivery of a representation letter from Lessee or other form to which the Parties may agree, to give effect to the obligations under Lessor’s then-current Debt Agreements, including the credit arrangements of any successor to Lessor’s interest in this Agreement. Provided that the obligations or restrictions on Lessee are not materially increased from those provided for by Lessor’s then-current credit arrangements, such an amendment to this Agreement shall become automatically effective upon the delivery by Lessor to Lessee of a revised version of Section 4.13 and copies of the pertinent portions of the applicable Debt Agreements referenced therein.

b.	The following definitions in Appendix A of the S/B/C Lease are hereby amended and restated in their entirety as follows:

“2009 Note Purchase Agreement” has the meaning set forth in Section 4.13(a).

“2010 Note Purchase Agreement” has the meaning set forth in Section 4.13(a).

“2014 Credit Agreement” has the meaning set forth in Section 4.13(a).

“2015 Credit Agreement” has the meaning set forth in Section 4.13(a).

“2015 Note Purchase Agreement” has the meaning set forth in Section 4.13(a).

STANTON / BRADY / CELESTE LEASE

“Debt Agreements” means the 2009 Note Purchase Agreement, the 2010 Note Purchase Agreement, the 2015 Note Purchase Agreement, the 2014 Credit Agreement, the 2015 Credit Agreement, the Term Loan Agreement and any other financing arrangement or agreement pursuant to which Lessor incurs Indebtedness from time to time.

“Footprint Projects” means T&D Projects that (i) are located in the Stanton/Brady/Celeste Service Territory, (ii) are added as part of an existing transmission substation that comprises a part of the Stanton/Brady/Celeste Assets or the Stanton Transmission Loop Assets or hang from transmission towers that comprise a part of the Stanton/Brady/Celeste Assets or the Stanton Transmission Loop Assets or (iii) constitute Reclassified Projects; provided that such T&D Projects are funded by expenditures that are or are expected to be capitalized under GAAP and are within the items described in Section 1.1(b)(i)-(vii) (specifically excluding Section 1.1(b)(viii)).

“Reclassified Projects” means any T&D Project that does not otherwise meet the definition of Footprint Project but Lessee and Lessor jointly agree, in their sole discretion, to classify such T&D Project as a Footprint Project based upon such factors that the Parties deem relevant, including (i) the expected Rate Base of the T&D Project, it being understood that the Parties generally expect that only T&D Projects with an expected Rate Base of less than $25 million could constitute a Reclassified Project; (ii) whether the T&D Project is physically connected to the Stanton/Brady/Celeste Assets or the Stanton Transmission Loop Assets; and (iii) whether the T&D Project is necessary to serve distribution customers situated in the Stanton/Brady/Celeste Service Territory.

c.	The following new definitions are added, in the appropriate alphabetical order, to Appendix A of the S/B/C Lease to read as follows:

“Exchange Transaction” means the transaction contemplated by the Agreement and Plan of Merger among Lessor, Lessee, Oncor and certain other parties thereto, pursuant to which, on or around the date hereof, Lessor is disposing of certain transmission and distribution assets that are subject to this Agreement and McAllen Lease and, in exchange therefor, is acquiring certain transmission assets and cash from Oncor.

“Oncor” means Oncor Electric Delivery Company LLC.

“Stanton/Brady/Celeste Service Territory” means (i) the distribution service territory of the Stanton/Brady/Celeste Assets or the Stanton Transmission Loop Assets, as in existence at the time of determination hereunder and (ii) the distribution service territory of the Stanton/Brady/Celeste Assets or the Stanton Transmission Loop Assets, as in existence immediately prior to the consummation of the Exchange Transaction.

“Term Loan Agreement” has the meaning set forth in Section 4.13(a).

2. Continuing Effect. Except as expressly amended by this First Amendment, the provisions of the S/B/C Lease are and shall remain in full force and effect.

[Signatures on Following Page]

STANTON / BRADY / CELESTE LEASE

The Parties have executed this First Amendment as of the date set forth above.

SHARYLAND UTILITIES, L.P.

By:	/s/ Greg Wilks
Name:	Greg Wilks
Title:	Chief Financial Officer

SHARYLAND DISTRIBUTION &
TRANSMISSION SERVICES, L.L.C.

By:	/s/ Brant Meleski
Name:	Brant Meleski
Title:	Chief Financial Officer

[Signature Page to First Amendment]

STANTON / BRADY / CELESTE LEASE